                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-90811) and related Prospectus of Isis Pharmaceuticals, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1999, with respect to the financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        ERNST & YOUNG LLP

San Diego, California
November 19, 1999